SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2008

Omega United, Inc. n/k/a SkyPostal Networks, Inc.

(Exact name of registrant as specified in Charter)

Nevada	000-52137	27-0005846
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7805 NW 15th Street

Miami, FL 33126

(Address of Principal Executive Offices)

(305) 599-1812

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 25,  2008 Albert P. Hernandez, A.J. Hernandez, Christian J. Weber, Mathijs van Houweninge,  S. David Fineman,  Florian M. Schuhbauer and Jose Misrahi were elected directors.

Albert P. Hernandez – Chairman and Chief Executive Officer

Mr. Hernandez was born in Havana, Cuba and emigrated to the US at age eight. He has over 40 years’ experience in mail and messenger delivery services, having been involved in over 60 messenger, courier and delivery company acquisitions. He was a pioneer in developing the private courier and mail delivery business in Latin America, having opened his first operation in Venezuela in 1972. From 1965 to 1978 Mr. Hernandez held various executive positions at Choice Delivery Systems/Choice Logistics, a US-based local messenger service operating in 40 states. Between 1978 and 1984 he started and ran Choice Air Courier, specializing in courier delivery in Latin America.  In 1985 he became President of Sky Courier International and in 1986 became Chief Operating Officer of Sky Courier Network, with 650 employees, which was sold to Airborne Express in 1988.  In 1988 he started SkyNet Worldwide Express, which he sold to Lanlogistics, a division of Lan Chile Airlines in 2001. He founded SkyPostal in 2002 in partnership with Lanlogistics. In 2004, along with Holston Investments, he purchased SkyPostal from Lanlogistcs. He has a B.B.A. degree in Accounting (1972) and an M.B.A. degree in Marketing (1975) from Iona College, New Rochelle, NY.

A.J. Hernandez – Chief Operating Officer and Director

Mr. Hernandez has been employed by SkyPostal since 2001 and is responsible for all international operations. He has negotiated all service provider agreements in the LAC region. Between 1993 and 2001 he developed SkyBox Services, Inc. in Latin America, a company providing a US address facility to enable upscale Latin American residents to receive mail, catalogues and Internet purchases via a mail warehouse facility in Miami, Florida. He sold SkyBox to LanLogistics, a division of Lan Chile Airlines in 2001. He was a co-founder of SkyPostal in partnership with Lan. Along with Albert P. Hernandez, his father, he co-purchased SkyPostal from Lan in 2004.  In 1992-1993 he played professional baseball for the California Angels. He has a B.B.A. degree in Marketing from the University of North Florida (1992), and an M.B.A. degree in International Business from Florida International University (1998).

Christian J. Weber – Director Europe Sales and Service

Mr. Weber, based in London, has been responsible for all of Sales and Service in Europe for SkyPostal since 2002. From 1981 to 2002 he was Managing Director of SkyNet Worldwide Express and SkyMail UK, Ltd. developing it into an £18 million company; which was sold to Lan Chile in 2002. During his tenure, he led the UK team that developed SkyCom, the first independently owned worldwide courier track and trace platform that was leased on a usage fee basis to international courier companies forming the SkyNet network. From 1978 to 1985 he was co-founder and President of Sky Courier International, Inc Reston, Virginia which INC Magazine named as one of the 500 fastest growing small companies in the US for 2 consecutive years. He was founder and first President of ACCA International, the USA’s first international express and mail industry association.  He was also cofounder and director of AEEC, the Brussels based European mail and express industry association.   From 1971 to 1978 he was Director, International Logistics for Columbia Pictures and Inflight Services. Mr. Weber has held non executive board seats in the logistics industry in companies based in South Africa, Hong Kong, Australia, UK, Italy and France.

Mathijs van Houweninge – Director

Mr. van Houweninge has been the Managing Partner of Falcon Capital since 2007 and since 2005 an active investor in Falcon. Falcon assisted the Company in its recently completed $10 million private placement to

European investors. In 1990 he started ICT a software company while attending university in Utrecht, The Netherlands. The company specialized in consultancy and software development for the financial industry. In 2000 he sold the company to Ordina, a major software firm but continued to run the company until 2003.  Since 2003, he has been active in evaluating business proposals of start-ups and early growth firms and has acted as a consultant to early stage companies since 2004. He is current Member of the board of Cyber City, USA and a member of the Advisory Board Private Equity for Triodos, The Netherlands.

S. David Fineman – Director

Mr. Fineman, as senior partner of the law firm Fineman, Krekstein & Harris in Philadelphia for the last 10 years, has represented a wide diversity of clients, including governmental authorities and private clients dealing with government. In 1995 he was appointed by President Bill Clinton and confirmed by the US Senate as one of nine Governors of the U.S. Postal Service as well as served as Chairman of the Board of Governors from 2001 to 2004. From 1999 to 2003 he was also on the Board of Directors of MDI, Inc. (which merged with Scientific Games in May, 2003.)

From 1994 to 1998, Mr. Fineman was a member of the Industry Policy Advisory Committee, a CEO-level committee that advises the Secretary of Commerce and U.S. Trade Representative on international trade, and has served on the boards of a number of private companies and non-profit entities. He has also been selected for “Who’s Who in American Law,” “Who’s Who in Emerging Leaders in America,” and in 2006 was named a Pennsylvania “Super Lawyer” for his expertise in Business Litigation. In 1991 he was selected by the Court of Common Pleas of Philadelphia County to Serve as Judge Pro Tempore. From 1889 to 1991 he was a Member of the Philadelphia City Planning Commission. From 1972 to 1981 he was a lecturer of Business Law at Temple University. Mr. Fineman holds a B.A. from The American University (1967) and a J.D. with honors from George Washington University (1970).

Florian M. Schuhbauer – Director

Florian M. Schuhbauer holds a Diplom-Betriebswirt degree (German MBA equivalent) in Business Administration from the Frankfurt School of Finance and Management (the leading German Business School for Finance and Management). In addition, he holds the German professional degree of Bankkaufmann (Banker certified by the Hannover Chamber of Industry and Commerce). From 1994-1999 he worked in risk management, managing a €7.5bn limit for derivatives, and in Equity Research for Dresdner Bank/Dresdner Kleinwort Benson. He was part of the top rated Equity Research team for European Retailers and covered companies like Metro, Arcandor (Karstadt) and Douglas. In 1999 Mr. Schuhbauer co-founded Newtron AG, a supplier relationship management software company where he was the Finance/IR Director.  He managed several M&A transactions and three financing rounds. In 2000 Florian also co-founded EVP Euro Venture GmbH, a Venture Capital Boutique. In 2002 he joined Deutsche Post AG in Corporate Development and led the development of Deutsche Post’s international mail strategy.  In 2004 he became the Global Head of Strategic Business Development and M&A International Mail and was also appointed CFO and Executive Vice President of DHL Global Mail in the US.  He assumed global responsibility for strategy development and execution as well as for all M&A transactions and integrations. In 2006 he founded NG Outsourcing, Inc. a consulting and investment boutique and joined General Capital Group. He became a partner of General Capital Group in 2008.

Jose Misrahi – Director

Since 2006, Mr. Misrahi has been the Chief Financial Officer of Facey Commodity Company Limited, a multi-national company operating in 29 countries. He has over 27 years of extensive financial experience with start-up, international and multi-location companies encompassing a broad range of businesses. His background includes structured financings, financial negotiations and banking relationships, mergers and acquisitions, real estate and cash flow management. He has expertise in complex international tax structuring, ad compliance, financial reporting, IT administration, budgeting and planning, cost reduction programs and human resource management. From 2003 to 2006, Mr. Misrahi was Managing Director of Vaupen Financial Advisors, a boutique Investment Bank. From 1992 to 2002, he served as Vice President, Finance for the Cisneros group of companies, a $3 billion multinational group with extensive media and communications holdings. While at Cisneros, he led the negotiations of the $550 million acquisition of Univision, the largest Spanish language television and station network in the US. From 1985 to 1991, Misrahi served as Assistant Controller and head of SEC reporting for NVF Company and Subsidiaries. The Group generated over $1 billion in revenues and consisted of three public companies and over 50 subsidiaries. From 1981 to1985 Mr. Misrahi was an auditor with Touché Ross & Co. in Miami, which is now part of Deloitte & Touché. Mr. Misrahi holds a BS degree in Accounting from the University of Miami (1980) and obtained his CPA from the State of Florida in 1982.

5.02(e)   Equity Compensation Plan

Also effective July 25, 2008, the company adopted a stock-based long-term incentive compensation plan, the 2008 Omnibus Equity Compensation Plan.  The plan is attached hereto as Exhibit 3.1.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 25,  2008, Omega United, Inc. amended and restated its Articles of Incorporation to:

•                  Change its name to “SkyPostal Networks, Inc.”

•                  Divide its directors into three classes and provide that directors will hold office on a staggered annual basis.

•                  Require a vote of at least two-thirds of the issued and outstanding shares of stock entitled to vote in order to amend in the future Articles III, IV and V of its Articles of Incorporation.

•                  Provide for the Board of Directors to adopt, amend or repeal its bylaws.

The Amended and Restated Articles of Incorporation are attached hereto as Exhibit 3.2.

Item 9.01 (d) Exhibits:

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Omnibus Equity Compensation Plan.
3.2	Amended and Restated Articles of Incorporation..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega United, Inc.

(Registrant)

By:	/s/ Albert P. Hernandez
Albert P. Hernandez
Chief Executive Officer

Date: July 31, 2008